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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


                                 Date of Report:
                                 April 17, 2002
                        (Date of Earliest Event Reported)


                              SIMON WORLDWIDE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-21878                                         04-3081657
(Commission File Number)                    (I.R.S. Employer Identification No.)


                 1900 AVENUE OF THE STARS, LOS ANGELES, CA 90067
                    (Address of Principal Executive Offices)
                                   (Zip Code)
                    101 EDGEWATER DRIVE, WAKEFIELD, MA 01880
                 (Former Address of Principal Executive Offices)
                                   (Zip Code)


                                 (310) 553-4460
              (Registrant's Telephone Number, Including Area Code)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 17, 2002, PricewaterhouseCoopers LLP ("PWC") resigned as Simon Worldwide, Inc.'s (the "Registrant") independent accountants as a result of a lawsuit filed by the Registrant's subsidiary, Simon Marketing, Inc. ("Simon"), against PWC and two other accounting firms which is described in Item 5 of this Report on Form 8-K and the press release attached hereto as EXHIBIT 99.1. On the same date, PWC withdrew its audit report dated March 26, 2002 (the "2002 Report") covering the Registrant's financial statements for the fiscal years ending December 31, 2001 and December 31, 2000 (collectively, the "Prior Fiscal Years"), claiming it believed the lawsuit impaired its independence in connection with the audit covered by the 2002 Report. As described in the press release attached hereto as Exhibit 99.1, the Registrant does not believe that PWC's independence was impaired in connection with the audit.

         The 2002 Report did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision of PWC to resign was not recommended or approved by the Registrant's board of directors (the "Board") or the audit committee of the Board, and neither the Board nor the audit committee of the Board has discussed PWC's resignation and withdrawal of the 2002 Report with PWC.

         During the Prior Fiscal Years and the subsequent interim period ended April 17, 2002, there have been no disagreements between the Registrant and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

         The Registrant has commenced the process of retaining new independent accountants, but that process is not yet complete. The Registrant has authorized PWC to respond fully to the inquiries of the successor accountant concerning PWC's resignation and withdrawal of the 2002 Report.

         The Registrant has provided PWC with a copy of this Report on Form 8-K and the exhibit hereto and has requested that PWC furnish the Registrant with a response letter addressed to the Securities and Exchange Commission, pursuant to
Item 304(a)(3) of Regulation S-K.

ITEM 5. OTHER EVENTS

         On March 29, 2002, Simon filed a lawsuit against PWC and two other accounting firms, citing the accountants' failure to oversee, on behalf of Simon, various steps in the distribution of high-value game pieces for certain McDonald's promotional games. Simon claims that this failure allowed the misappropriation of certain of these high-value game pieces by a former Simon employee. A copy of a press release issued by the Registrant announcing the lawsuit and PWC's subsequent resignation and withdrawal of the 2002 Report is attached hereto as EXHIBIT 99.1.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT 99.1:  PRESS RELEASE


SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                      SIMON WORLDWIDE, INC.


Date:  April 23, 2002                 By:      /s/ J. Anthony Kouba
                                         ---------------------------------------
                                           J. Anthony Kouba,
                                           Member of Executive Committee